EXHIBIT 5.1

Date: 12/4/2012

Rosetta Genomics Ltd.

10 Plaut Street

Rehovot 76706

Israel

Dear Sir/Madam,

Re: Rosetta Genomics Ltd.

1.    We have acted as Israeli legal counsel to Rosetta Genomics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the execution and delivery by the Company of a Securities Purchase Agreement dated as of April 12, 2012 (the “Purchase Agreement”) among the Company and the Purchasers identified on the signature pages thereto (the “Purchasers”) and the issuance and sale by the Company to the Purchasers pursuant to the Purchase Agreement of up to 8,100,000 ordinary shares, nominal value NIS 0.04 each, of the Company (the “Shares”).

2.    The Shares are the subject of a Registration Statement on Form F−3, Registration No. 333-163063 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the “Commission”), a base prospectus dated November 24, 2009 (the "Base Prospectus") and a related Prospectus Supplement, dated April 12, 2012, in the form filed with the Commission under Rule 424(b) promulgated under the Securities Act of 1933 (together with the Base Prospectus, the "Prospectus Supplement").

3.    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company, and such other documents and corporate records, questions of law and other matters as we deemed necessary or appropriate in order to enable us to express the opinions hereinafter set forth. As to matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon the Purchase Agreement, the other documents referred to hereinabove, and upon matters of fact contained in the representations and warranties contained in such documents.

Yoram Raved

David Magriso

Joseph Benkel

Ofer Zuzovsky

Shmuel Galinka

Nir Oren

Einat Weidberg

Zohar Barzilai

Gilad Shapiro

Eli Cohen

Ofer Larisch*

Ronen Tsioni

Nirit Avtalion

Calanit Bar

Nir Shamri

Moshe Mizrachi

Amir On

Amir Frankl

Barak Ben-Arye

________

Orly Katzir

Miri Elia-Kush

Hagit Bulmash

Dekel Vaizer

Aviran Aviv

Rinat Dvash

Tzahi Harel

Sandra Manor-Richter

Maya Koubi Bara-nes

Oded Navon

Inbal Raz

Ofir Semo Bareket

Shiri Shapiro

Tal Efraty

Omer Asaf

Maya Kaplan Sharir

Hilla Lev

Tamar Monovitch

Omer Tzur

Shay Fitusy

Eyal Ron

Tomer Biran

Sivan Glikman - Givoni

Michal Peled

Amichai Perry

Hila Rinot

Sigal Rozen rechav**

________

Orly Tal - Of Counsel**

* Admitted - NewYork Bar & England and Wales

** CPA

4.    In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all photocopies, conformed copies, email or facsimiles submitted to us, the genuineness of all signatures and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company's board of directors and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws.

5.    In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

6.    Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

7.    This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

8.    We are members of the Israel Bar Association and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the laws of the State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel.

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9.    Based upon and subject to the foregoing, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that following the (i) issuance and delivery of the Shares in the manner contemplated by the Purchase Agreement, the Registration Statement and Prospectus Supplement and (ii) the receipt by the Company of the consideration for the Shares specified in the resolutions of the Company's board of directors, the Shares will be validly issued, fully paid and non-assessable.

10.   The opinions set forth above are further subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and the availability of remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution may be limited by Israeli or United States federal or state securities laws and the public policy underlying such laws; (iv) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses; (v) the effect of statute of limitations and (v) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

11.   We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Company's 6-K to be dated April 12, 2012, which is incorporated by reference in the Registration Statement and the reference to our firm in the section of the Prospectus Supplement entitled "Legal Matters". By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

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12.   This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

13.   This opinion is being delivered to you solely for your information in connection with the above matter and may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Sincerely yours,

/s/ Raved, Magriso, Benkel & Co.
Advocates & Notaries

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